Exhibit 99.1

Marijuana Company of America, Inc. Acquires cDistro, One of the Industry's Fastest Growing Hemp and CBD Product Distributors

Thursday, July 1, 2021, 6:00 AM

LOS ANGELES, CA / ACCESSWIRE / July 1, 2021 / Marijuana Company of America, Inc. (OTC PINK:MCOA) ("the Company"), a diversified holding company with operations and investments throughout the cannabis industry, today announced it has completed a stock-for-stock merger acquisition of cDistro, Inc. ("cDistro"). cDistro is a rapidly-expanding hemp industry distribution company and is expected to deepen the Company's distribution presence in North America. The Company plans to operate cDistro as a wholly-owned subsidiary.

Merger Transaction

Pursuant to the terms and conditions of the merger transaction, all of the issued and outstanding shares of common stock of cDistro were exchanged for shares of common stock of MCOA, resulting in cDistro becoming a wholly owned subsidiary of MCOA. The former securityholders of cDistro now hold approximately 5.23% of the issued and outstanding common stock of the Company, and may earn additional Company common stock over the next twelve months if certain revenue targets are met by cDistro.

The acquisition of cDistro by the Company is an arm’s length transaction and was completed subject to a number of conditions, including, but not limited to, the execution of definitive agreements, the completion of mutually satisfactory due diligence, and the receipt of all required regulatory, corporate and third-party approvals, including the approval of a majority of shareholders of cDistro, and the fulfillment of all applicable regulatory requirements and conditions necessary to complete the acquisition.

A Current Report on Form 8-K containing more detailed information regarding the merger transaction and the Company will be filed with the Securities and Exchange Commission

About cDistro

At its website www.cdistro.com, cDistro distributes a select list of quality CBD brands along with smoke and vape shop related products to wholesalers, c-stores, specialty retailers, and dispensaries in North America. cDistro has seen rapid growth since its inception in the second quarter of 2020 by distributing a select catalog of eight unique product lines currently being sold to over 250 customers. cDistro currently generates approximately $150,000 per-month in gross revenues with good margins, which will be included in MCOA's audited consolidated financial statements.

"cDistro is uniquely positioned to take advantage of the developing market opportunity generated by consumers' growing demand for quality hemp products. This acquisition is significant for MCOA, as it further positions us to take advantage of immediate revenue and a healthy opportunity to seize significant market share in the specialty distribution space", said Jesus M. Quintero, CEO of MCOA.

Ron Russo, the CEO of cDistro, stated, "This acquisition is highly synergistic and intended to amplify cDistro’s national distribution. We believe that with MCOA’s operational support, cDistro has the opportunity to become a dominant distributor of products infused with CBD and hemp in the North American market. In its relatively short period of incubation, cDistro has built strong and actionable relationships with quality wholesalers, retailers, and dispensaries, and the cDistro team looks forward expanding our business exponentially with the backing of MCOA and our mutual goal of bringing innovative hemp products to consumers."

Forward-Looking Information

This news release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans”, “ expects” or “does not expect”, “proposed”, “is expected”, “budgets”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. More particularly and without limitation, this news release contains forward-looking statements and information concerning the merger transaction (as described herein). Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future. These forward-looking statements include, among others, statements about MCOA’s future financial performance, the impact of management changes, any organizational restructuring and the sufficiency of capital resources to fund its ongoing operating requirements; statements about MCOA’s expectations regarding the capitalization, resources and ownership structure of the combined company; statements about the potential benefits of the transaction; and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that MCOA makes due to a number of important factors, including (i) risks related to the ability to realize the anticipated benefits of the transaction, (ii) risks related to the combined entity’s access to existing capital and fundraising prospects to fund its ongoing operations, and (iii) other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies, including the impact of COVID-19 on the broader market. Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific that contribute to the possibility that the predictions, estimates, forecasts, projections and other forward-looking statements will not occur.

The forward-looking statements contained in this press release are made as of the date of this press release. Except as required by law, the Company disclaims any intention and assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company’s periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled “Risk Factors”, copies of which may be obtained from the SEC’s website at www.sec.gov. Additionally, the Company undertakes no obligation to comment on the expectations of, or statements made by, third parties in respect of the matters discussed above.

Contact:

Jesus M. Quintero, CEO

Jesus@hempsmart.com

Ph: (888) 777-4362